Exhibit 10.1

 JOINT VENTURE AGREEMENT
THIS JOINT VENTURE AGREEMENT (herein after referred to as the “Agreement”) is entered into this 31st  day of August, 2010, by and among:

International Capital partners, LLC a Delaware limited liability company with its registered office at 9120 Rockrose Dr Tampa, FL 33647 and  Joeseph F Maida, Inc- a corporation incorporated in Florida with its registered office at 4000 W Island Blvd Aventura Florida 33160 suite 1002 ( IJ) “IJ” as used herein shall include each of the officers/directors/employees of the company, affiliated companies and other affiliated entities

and

Fuel Stream, Inc a corporation incorporated in Delaware with its registered office located at 10757 South River Front Parkway Ste. 125 South Jordan, UT 84095 (“FLST”) “FLST” as used herein shall include each of the officers/directors/employees of the company, affiliated companies and other affiliated entities

(Each of the above a “Party” and collectively the “Parties”).

W I T N E S S E T H:
WHEREAS, the Parties desire to enter into the Joint Venture covering the Project as defined below by execution of this Agreement for the purposes set forth herein, including defining between themselves their respective responsibilities, interests, and liabilities in connection with the performance of the Project; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the Parties agree to cooperate and coordinate their activities for the purposes before mentioned, and intending to be legally bound hereby, the Parties hereto do covenant and agree as follows:

1.	DEFINITIONS

"Project" shall refer to the purchase and resale of Commodity products by the Joint Venture from any and all suppliers to any and all buyers of those products on terms to be mutually agreed upon by the Parties. The Parties to this Agreement will cooperate and coordinate their actions in order to effectuate the successful purchase and resale of said products.

2.	FORMATION, CONDUCT OF AND PRINCIPAL PLACE OF BUSINESS

(a)	The Parties do hereby enter into this agreement in order to effectuate the Project and to carry on the purposes for which provision is made herein.

(b)   The Parties shall execute such documents as may be required for the Project and the joint venture to operate successfully.

(c) The Joint Venture shall be conducted through FLST-IJ, as the legal entity, or as otherwise agreed between the Parties.

(d)	The affairs and day-to-day activities of the Joint Venture shall be managed by a board of two (2) individuals, one of whom will each be selected by the Parties hereto.

3.	PRIMARY OBLIGATIONS OF THE PARTIES

(a)	FLST will provide buyers and seller’s for said products.

(b)	IJ will use its established lines of credit from major Top World banks to be able to allow the JV partners (to buy and resale the products to IJ and or FLST’s end buyer’s.

(c)
IJ will have its top World banks issue a letter to FLST of its standing behind IJ upon FLST a signed LOI from the customer with price and terms & conditions accepted and FLST for each commodity product transaction that IJ wishes to engage into, of which the bank will review, approve, and back each transaction on a case by case basis. As long as the transaction is a commodity products’ transaction, and there is a top 25 bank issuing the documentary letter of credit (“DLC”) (from FLST’s buyer), and a vetted seller, selling the product, with verifiable and contracted products, to be delivered under sales and purchase agreement between the parties, FLST, and its buyer and seller, with a 2% performance bond (“PB”) in place, before IJ has to issue DLC to seller, on behalf of FLST-IJ JV, bank agrees to stand behind said transaction, and open DLC to said seller.

(d)
IJ also agrees to support and back FLST with certain revolving credit lines that are needed to facilitate increased lines for the purchase of Jet Fuel upon FLST providing acceptable financial statements of the borrower.

4.	BANKING AND ACCOUNTING PROCEDURES

The Parties acknowledge that different transactions may require different banking procedures. IJ shall have the right to adopt banking procedures as needed to conclude any given transaction conducted under this Agreement. FLST agrees that in order for IJ to tap into their  credit lines, there must be full DD vetted by FLST and presented to IJ or a 2% PB already lodged, including past performance, current proof of product showing and proving ownership, (of said products existence and availability under said contract, made available to the parties) and the exit buyer in place. The exit buyer’s DLC sent to IJ's bank, and a PB in place for IJ. IJ guarantees the availability and use of their credit lines from major world banks, and issuance a DLC to FLST’s end seller, after the seller, exit buyer and  PB are in place.

FLST shall establish and maintain all bank accounts and bookkeeping and accounting records and systems for and on behalf of the Joint Venture, in accordance with United States Generally Accepted Accounting Principles then in effect.  FLST shall establish and maintain complete and accurate records and accounts of all transactions undertaken by and in connection with the Joint Venture.

5.	PAYMENT TERMS BETWEEN THE PARTIES

The Parties shall share the total profit realized from the Project, after netting out any mutually agreed costs and expenses as set forth below. All costs and expenses for the issuance  of any instruments are to be the full responsibility of IJ.

FLST                                                                                           60%

IJ                                                                                                  40%

Facsimile copy of this Agreement shall be deemed as Original for 2 weeks until originals are exchanged

6.	RESOLUTION OF DISPUTES

All disputes arising out of this Agreement between the Parties shall be resolved as follows:

a. Within 24 hours of either Party notifying the other that it has a dispute with respect to any matter relating to or arising out of the making, performance or breach of this Agreement, the Parties shall each appoint one representative to negotiate on its behalf.  The two representatives so appointed shall meet in  Miami, USA beginning on the day following their appointment, seeking in good faith to resolve the dispute.

b. In the event that after a meeting, and after the passage of seven days from the appointment of the representatives they are unable to resolve the dispute, then either Party may submit the unresolved dispute to arbitration in accordance with the rules of conciliation and arbitration of the American Arbitration Association.  No bond shall be required of any Party.  Arbitration proceedings shall be held in Miami, USA and shall be conducted in the English language.  The findings of the arbitral panel shall be conclusive, final and binding upon the Parties and shall be capable of being entered and/or registered at any Court having appropriate jurisdiction.  Nothing in this Agreement shall be construed to prevent any Court having jurisdiction from issuing injunctions, attachment orders or orders for other similar interim relief in support of any arbitration commenced (or to be commenced) pursuant to this clause.

7.	OTHER PROVISIONS

a.	Entire agreement

This Agreement constitutes the entire agreement of the Parties and may not be altered, unless the same is agreed upon in writing, signed and acknowledged by the Parties.

This Agreement is binding upon the heirs, court appointed representatives, assigns, and successors of the Parties.

b.	Governing Law

This Agreement shall be governed by the laws of Florida, without giving effect to principles of conflicts of laws.

   c.  Term, Confidentiality, Non-Disclosure and Non-Circumvention

1.
Each Party will not in any manner, solicit, nor accept any business in any manner from sources nor their Affiliates, which sources were made available through this Agreement, without the express permission of the Party who made the source available.

2.
The Parties will maintain complete confidentiality regarding each other’s business sources and/or their Affiliates and will disclose such business sources only to named Parties pursuant to the express written permission of the Party who made the source available.

3.
The Parties will not disclose names, addresses, email addresses, telephone and telefax or telex numbers of business contacts to third Parties, each recognizing such contacts as the exclusive property of the respective Party, and will not enter into any direct negotiations or transactions with business contacts introduced by the other Party.

4.
Each Party will undertake not to enter into business transactions with banks, investors, sources of funds, sellers, buyers, or other bodies, the identities of which were unknown to that Party and which have been provided by the other Party to this Agreement, unless written permission has been obtained from the other Party to do so.  The Parties also agree not to make use of a third party to circumvent this clause.

5.
That in the event of circumvention of this Agreement by either Party, directly or indirectly, the circumvented Party shall be entitled to a legal monetary penalty equal to the maximum profit it should realize from any and all transactions in which it has been circumvented plus any and all expenses, including but not limited to all legal costs and expenses incurred to recover the lost profit.  All consideration, benefits, bonuses, participation fees and/or commissions received under this Agreement, relating to any and all transactions will be allocated as mutually agreed.

6.	This Agreement is valid for any and all mutually agreed transactions between the Parties herein.

7.
The duration (term) of this Agreement shall continue for the life of the    contract, including any and all renewals, from the effective date.  Moreover, the profit sharing shall extend to any and all renewals or extensions of the contract.  Notwithstanding the foregoing, the provisions hereof shall apply to any transaction in progress until the termination/expiration of the last sales contract involving product covered by this Agreement.  Nevertheless, the confidentiality and non-circumvention provisions of this Agreement shall survive termination /expiration of this Agreement.

d.	Miscellaneous

1.
The unenforceability, invalidity or illegality of any provision of this Agreement shall not render the other provisions hereof unenforceable, invalid or illegal, but any unenforceable, invalid or illegal provision shall simply be stricken from the Agreement and all of the other terms and conditions of the Agreement shall remain in full force and effect.

2.
The consideration stated herein is contractual and not a mere recital.  The Parties hereto execute and deliver this Agreement after being fully informed of its terms, contents, and legal effect, and each represents that it has been fully advised by counsel concerning its rights with respect to the execution of this Agreement, and that no compromise or representation of any kind other than contained herein has been made to any of them.

3.
This Agreement may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted by any Party hereto against the other, except as otherwise specifically provided herein.

4.
The Parties certify that they have read this Agreement in its entirety, have consulted with or had the opportunity to consult with counsel as to the meaning and intent of the terms and conditions contained herein (or knowingly waived the opportunity to do so), execute this Agreement having complete understanding of the consequences hereof, and are in possession of a resolution from their respective legal entities authorizing them to execute this Agreement on behalf of the respective Party.

5.
The Parties agree and acknowledge that this Agreement is the result of their mutual efforts and that they are both drafters of this Agreement, and that no court, arbitrator or other adjudicating entity shall construe the terms of this Agreement against either Party as a result of its authorship.

6.
All notices required to be given by the terms of this Agreement to either Party   shall be deemed to have been given when sent by registered or certified mail, return receipt requested, postage prepaid, and facsimile transmission with

Confirmed receipt, or personally delivered to the address of the Party set forth in this Agreement.

7.
The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, executors, and administrators, as the case may be, except that neither Party shall assign or otherwise transfer this Agreement and/or any part hereof, or any of the obligations due hereunder, (including, but without limitation, any monies which may become due hereunder), other than to an affiliate, without the express written consent of the other. Any attempt to assign or otherwise transfer absent such written consent shall be void. Consent to assignment of this Agreement shall not be unreasonably withheld.  Unless specifically neither provided in any written consent to an assignment of rights under this Agreement, no assignment shall in any way release or relieve the assigning Party from its obligations under this Agreement nor shall it discharge the assignor from any duty or responsibility under this Agreement.  Unless expressly provided otherwise in this Agreement, nothing in this Agreement shall be construed to create, impose or give rise to any duty owed by a Party to any other person, corporation, firm or entity, or give any rights in or benefits under this Agreement to any person, corporation, firm or entity other than the Parties hereto.

8.	The Parties agree that they will execute any documents necessary to effect the purposes of this Agreement.

9.	This Agreement may be executed in counterparts and by electronic means, including facsimile signatures, and any such execution shall be valid and fully binding on the Parties.

10.	This Agreement shall be valid and binding when fully executed by all Parties.

[Agreement signatures for execution on following page]

International Capital Partners

.

_/s/ Ram Ajjarapu_______________
 By Ram Ajjarapu, Managing Member

Joespeh F. Maida, Inc

_/s/ Joseph F. Maida___________
By Joseph F. Maida, President

Fuel Stream, Inc.

_/s/ Mark Klok________________
By Mark Klok    CEO